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                                                                   Exhibit 10.12
OPTION AGREEMENT dated the 15th day of September, 1999.

B E T W E E N:

                  MEDIA SYNERGY INC., a corporation incorporated under the laws of Ontario

                  (hereinafter referred to as "Media")

                                                               OF THE FIRST PART

- and -

                  CNET, INC., a corporation incorporated under the laws of the State of Delaware

                  (hereinafter referred to as "CNET")

                                                              OF THE SECOND PART

THIS AGREEMENT WITNESSES that in consideration of the sum of one dollar ($1.00) and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), it is agreed by and between the parties hereto as follows:

1. DEFINITIONS. When used herein the following terms shall have the following meanings, respectively:

         "COMMON SHARES" means the issued and outstanding common shares in the capital of Media;

         "EXPIRY TIME" has the meaning set out in section 4 of this Agreement;

         "FULLY DILUTED" means the number of Common Shares outstanding at any time including any stock dividends which have been declared but not issued and assuming all securities which are convertible directly or indirectly into such Common Shares are converted into Common Shares and all options, warrants or rights to acquire directly or indirectly such Common Shares as if exercised;

         "EQUITY FINANCING" means an equity financing of Media which yields net proceeds to Media of not less than $2,000,000;

         "IPO" means an offering of treasury securities of Media to the public led by an underwriter chosen solely by the board of directors of Media, pursuant to a prospectus filed with the applicable securities regulatory authorities including the Ontario Securities Commission



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         and/or the Securities & Exchange Commission of the United States and a
         listing on an exchange approved by the board of directors of Media, with net proceeds from the sale of such treasury securities and secondary securities of at least $20,000,000 Cdn. with a pre-money valuation of not less than $35,000,000 Cdn.;

         "OPTION" means the irrevocable option granted by Media to CNET pursuant to this Agreement;

         "OPTION PRICE" means the prices referred to in section 3 payable in respect of the exercise of the Option; and

         "SHAREHOLDERS AGREEMENT" means Media's unanimous shareholders agreement dated as of November 20, 1998 as amended.

2. GRANT OF OPTIONS. Media hereby grants to CNET, subject to the terms and conditions hereinafter set out, an irrevocable option to subscribe for and purchase such number of Common Shares equal to 5% of all the issued and outstanding Common Shares on a Fully Diluted basis. In the event the Option is exercised in conjunction with the completion of an Equity Financing, the term "Common Shares" shall refer to the same class of equity securities as is issued in such Equity Financing.

3. CONDITIONS. CNET shall be entitled to exercise the Option, in whole or in part, at any time and from time to time in conjunction with or after the completion of an Equity Financing and prior to the Expiry Time at an exercise price per share equal to the price per share paid in the Equity Financing. Notwithstanding the foregoing, in the event Media has not completed an Equity Financing by September 30, 2000, CNET shall be entitled at any time and from time to time thereafter and prior to the Expiry Time to subscribe for and purchase such number of Common Shares equal to 5% of the Common Shares on a Fully Diluted Basis at the time of exercise, for an exercise price per share equal to the fair value of the Common Shares determined in accordance with section 6.6 the Shareholders Agreement.

4. EXPIRATION OF OPTION. The Option shall expire and terminate as to the Common Shares in respect of which the Option has not then been exercised on the earliest of the following dates and times (the "Expiry Time"):

         a.       6:00 p.m. (Toronto time) on September 15, 2001;

         b. 6:00 p.m. (Toronto time) on the date which is 30 days following the completion of an IPO; and

         c. the date which is 90 days after termination or expiration of the e-mail services agreement entered into between Media and CNET dated July 19, 1999.



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5.       METHOD OF EXERCISE OF OPTION. The Option may be exercised by CNET giving to Media written notice of its desire to exercise the Option accompanied by a certified cheque or bank draft representing the Option Price in respect of the Common Shares for which the Option is being exercised. The Common Shares subscribed for and purchased by exercise of this Option shall be and be deemed to be issued to CNET as the registered owner of such shares as of the close of business on the date on which payment has been made for such shares as aforesaid. Certificates for the Common Shares so purchased shall be delivered to CNET within a reasonable time after the Option shall have been so exercised.

6. ADJUSTMENT. In the event of any subdivision or change of the Common Shares of Media into a greater number of Common Shares at any time prior to the exercise in whole or in part of the Option, Media shall deliver, in connection with any exercise of the Option occurring after the record date or effective date of such subdivision or change, such additional number of Common Shares as would have resulted from such subdivision or change if such exercise of the Option had occurred prior to the record date or effective date of such subdivision or change, and the Exercise Price per Common share shall be decreased proportionately.

         In the event of any consolidation or change of the Common Shares of Media into a lesser number of Common Shares at any time prior to the exercise in whole or in part of the Option, Media shall deliver, in connection with any exercise of the Option occurring after the record date or effective date of such consolidation or change, such lesser number of Common Shares as would have resulted from such consolidation or change if such exercise of the Option had occurred prior to the record date or effective date of such consolidation or change, and the Exercise Price per Common Share shall be increased proportionately.

         In the event of any reclassification of the shares of Media at any time prior to the exercise in whole or in part of the Option, Media shall deliver, in connection with any exercise of the Option occurring after the effective date of any such reclassification, such number and class of shares as would have resulted from such reclassification if such exercise of the Option had occurred prior to the effective date of such reclassification.

         In the event that Media proposes any reorganization, merger, dissolution or sale of all or substantially all its assets or proposes to amalgamate with one or more other corporations, it shall give notice thereof to CNET in sufficient time to enable CNET to exercise the Option to the extent that CNET is entitled to exercise the Option as at the date of such reorganization, merger, dissolution, sale or amalgamation. In addition, upon a reorganization, merger or amalgamation with one or more other corporations, Media shall ensure that the Option shall be exercisable into the same number and class of securities of the reorganized, merged or amalgamated corporation that would have been issued had the Option been exercised prior to the reorganization, merger or amalgamation.

         If Media shall at any time when CNET is entitled to exercise the
         Option:



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         a.       declare any dividend upon its Common Shares;

         b. offer for subscription pro rata to the holders of its Common Shares any additional shares of any class or other rights;

         c. effect any capital reorganization or reclassification of the capital stock of Media, or consolidation, amalgamation or merger of Media with, or sale of all or substantially all of its assets to, another corporation;

         d. effect a voluntary or involuntary dissolution, liquidation or winding-up of Media; or

         e. fix a record date for or take any other action which may result in any adjustment under the within provisions,

         then in any one or more of such cases, Media shall give to the holder at least 20 days' written notice of the record date or effective date as the case may be of any of the foregoing events.

         The adjustments provided for herein are cumulative and shall apply (without duplication) to successive subdivisions, consolidations, distributions or other events resulting in any adjustment under the within provisions, before the Expiry Time.

         Media shall not be required to issue fractional Common Shares in satisfaction of its obligations hereunder, but rather shall issue the nearest whole number of Common Shares.

7.       COVENANTS OF MEDIA. Media hereby agrees as follows:

         a. All Common Shares which may be issued upon the exercise of the rights represented by this Agreement will, upon issuance, be validly issued, fully paid and non-assessable and free from any and all taxes, liens and charges with respect to the issue thereof.

         b. During the period within which the rights represented by this Agreement may be exercised, Media will at all times have authorized and reserved a sufficient number of its Common Shares to provide for the exercise of the rights represented by this Agreement.

8. ASSIGNMENT. This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement and the rights granted hereunder may be transferred by CNET only in accordance with the Shareholders Agreement.

9. GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the province of Ontario and the laws of Canada applicable thereto.



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-        TIME OF THE ESSENCE. Time shall be of the essence of this Agreement.

- EXECUTION. This Agreement may be executed by manual or facsimile signature in several counterparts, each of which when so executed shall be deemed to be an original and such counterparts shall constitute one and the same instrument.

IN WITNESS WHEREOF the parties have executed this Agreement.


                                             MEDIA SYNERGY INC.

                                             By: /s/ Wilson Lee
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                                             CNET, INC.

                                             By: /s/ Douglas N. Woodrum
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